UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2005

VALASSIS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10991

DE	38-2760940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

19975 Victor Parkway, Livonia, MI 48152
(Address of principal executive offices, including zip code)

734-591-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 6, 2005, the Compensation/Stock Option Committee of the Board of Directors of Valassis Communications, Inc. (the "Company") amended the compensation plan for the Company's Independent Directors by increasing the annual retainer and meeting fees by 2%. Effective January 1, 2006, the Company will pay directors who are not employed by the Company an annual retainer of $41,412 comprised of $17,374 in cash plus an annual grant of restricted stock with a fair market value of $24,038, granted on a pro-rated quarterly basis. Each outside director also will receive $2,483 for participating in a board meeting and $1,241 for participating in a committee meeting; provided, however, that if the meeting is held telephonically, the meeting fee will be reduced to $1,241 and $620, respectively. All other terms of the Company's annual independent director compensation remains the same.

Also on December 6, 2005, the Board of Directors of the Company (the "Board") accepted the voluntary forfeiture of stock options which had previously been granted to Executive Officers on October 1, 2005 as follows:

        Alan F. Schultz         135,000 stock options

        Richard P. Herpich      56,143 stock options
        William F. Hogg         43,750 stock options
        Barry P. Hoffman       56,250 stock options
        Robert L. Recchia       56,250 stock options

All other terms and conditions of the Executive Officer's respective employment contracts and non-qualified stock option agreements remain in full force and effect.

The Compensation/Stock Option Committee of the Board also approved the acceleration of vesting of all out-of-the-money unvested stock options outstanding at December 31, 2005. All options outstanding at December 31, 2005 with an exercise price greater than the December 30, 2005 closing price of the Company's common stock on the New York Stock Exchange will become fully vested. As a result, options that would otherwise vest from time to time over the next five years will become immediately exercisable at that date. All other terms and conditions applicable to such stock options will remain in full force and effect.

The Compensation/Stock Option Committee's decision to accelerate the vesting of out-of-the-money unvested stock options was primarily based upon the issuance of Financial Accounting Standard No. 123 (Revised 2004), "Share-Based Payment" (SFAS No. 123R), which will require the Company to treat unvested stock options as compensation expense in future periods, effective January 1, 2006. The acceleration eliminates future compensation expense the Company would otherwise have been required to recognize in its income statements in such future periods. In addition, because the accelerated options are out-of-the-money, with exercise prices in excess of current market values, they may not be fully achieving their original objectives of incentive compensation and employee retention. The Company believes that the incentive and retention value of these options is significantly lower than their valuation using the Black Scholes methodology, and as a result this decision is in the best interest of the Company and its shareholders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: December 12, 2005	By:	/s/ Barry P. Hoffman
Barry P. Hoffman
Executive Vice President and General Counsel